Exhibit 10.4

                                The Beard Company
                           Enterprise Plaza, Suite 320
                              5600 North May Avenue
                          Oklahoma City, Oklahoma 73112
                               Fax (405) 842-9901
                                 (405) 842-2333



                                February 7, 2005


Mr. John Harvison                           FEDERAL EXPRESS
2810 Glenda Ave.                            Telephone:  817-838-4740
Fort Worth, TX 76117
Attention:  Theresa Smith

                                       Re:  BEE/7HBF, LLC Tongzhou Venture
                                            ("BEE/7HBF Tongzhou Venture")

Dear John:

This will confirm our agreement last Friday concerning the subject Venture. The terms of the revised deal are detailed in the Terms Sheet attached hereto as "Exhibit A.".

Per the discussions at our January 17 meeting we agreed with you that the payments for your investment will be spread over a six-month period. As a result of the revised structure, the new payment schedule is set forth in the Terms Sheet and highlighted in the attached "Exhibit B."

The organizational mechanics of the deal are depicted in the Terms Sheet. Upon receipt of a signed copy of this Letter Agreement we will form BEE/7HBF, LLC (the "LLC") which will in turn form the WFOE (once its name has been determined) that will own the initial mini-plant (Plant #1). Further, the LLC will have the first right of refusal to participate in all of Beard's subsequent fertilizer/composting operations in China until and unless it opts out of a participation.

If the above meets with your approval, we ask that you please have 7HBF indicate its acceptance by signing and returning one copy of this Letter Agreement together with 7HBF's check in the amount of US$62,500 to cover your US$50,000 capital contribution plus the Month 1 cash requirement of US$12,500. Three extra copies are enclosed for your individual files.

We are excited about the opportunity in China, and are doubly excited to have you folks as our partner.

Sincerely,
                                            ACCEPTED AND AGREED TO THIS
THE BEARD COMPANY                           11th DAY OF FEBRUARY, 2005

                                            7HBF, Ltd.
/s/ Herb Mee, Jr.                           By:  7HBF Management Company, Ltd.
                                                   General Partner
Herb Mee, Jr., President
                                                   /s/ Randall W. Harvison
HMJr/do                                     By   _____________________________
                                                 Name:  Randall W. Harvison
                                                 Title:    Manager
cc:   Randall W. Harvison
       John D. Harvison

                                    Exhibit A
                                   Terms Sheet

     Beard Environmental Engineering, L.L.C. ("BEE") is seeking the influx of US$900,000 to fund this project. Following is a summary of the terms of the proposed arrangement.:

1. BEE, an Oklahoma limited liability company, and 7HBF, Ltd., a Texas limited partnership ("7HBF"), will form BEE/7HBF, LLC, an Oklahoma limited liability company (the "LLC").

2. BEE and 7HBF will each contribute US$50,000 in cash to the LLC. Such contributions will be made to the LLC upon execution of the Letter Agreement.

3. 7HBF will loan US$850,000 to the LLC in exchange for a 5-year Non-Recourse Promissory Note (the "Note") at the current Applicable Federal Mid Term Rate of 3.83%. Advances will be made against the Note in accordance with the following schedule:

         Upon execution of
                   the Letter Agreement     -    US$12,500
                 March 1, 2005              -   US$100,000
                 April 1, 2005              -    US$90,000
                 May 1, 2005                -   US$297,500
                 June 1, 2005               -   US$100,000
                 July 1, 2005               -   US$250,000
                                                ----------
                        Total               -   US$850,000
                                                ==========

         Interest will be paid on such Note annually.

4.   The total investment will be $US950,000, as follows:

                                          7HBF          BEE             TOTAL
                                          ----          ---             -----
       Contributions to the LLC  -       US$50,000    US$50,000       US$100,000
       Loan to the LLC           -      US$850,000            -       US$850,000
                                        ----------    ---------       ----------
            Total                -      US$900,000    US$50,000       US$950,000
                                        ==========    =========       ==========

5. The LLC will use such funds, as required, to fund the ownership and operation of BEE's initial plant (Plant #1) for the formulation of Organic Chemical Compound Fertilizer ("OCCF") at a facility located in Tongzhou, Hebei Province, China. The facility will be controlled and managed by a Chinese Wholly Foreign Owned Enterprise ("WFOE") company whose name has not yet been determined.

6. Beijing Beard Sino-American Bio-Tech Engineering Co. Ltd. ("BTEC") will provide operations oversight, initial management and accounting services to the WFOE and will receive US$30,000 per month therefor during the life of the project ("LOP").*
_______________

     *If the LLC elects to participate in a second plant (Plant #2), BTEC will receive an additional US$20,000 per month during the LOP for Plant #2 for providing such services. Should additional plants be added thereafter, BTEC may receive additional compensation therefor. It is the intention of the parties that, so long as the LLC is the sole participant in BEE's OCCF activities (see
7. below), BEE will receive as total compensation for such services (i) the total amount of BEE's overhead in China plus (ii) such portion of The Beard Company's ("BRCO") overhead in Oklahoma City as may be reasonably allocated to the OCCF operations in China (collectively, the "China Overhead"). Such amounts shall be estimated on a quarterly basis and adjusted annually upon audit. If at any point the LLC elects to opt out of participation, the China Overhead will be spread proportionally between the LLC and BRCO's other operations in China.


7. The LLC will have the first right of refusal to participate on the same basis as in Plant #1 in all subsequent fertilizer/composting operations undertaken by BRCO and its affiliates in China until and unless it opts out of a participation.

8. 7HBF will have the sole power to determine when and in what amounts principal payments will be made on the loan from available LLC funds.

9.   The LLC will elect to be a partnership for U.S. tax purposes.

10. BEE and 7HBF will have equal representation on the Board of Managers. The Board of Managers will elect the Officers of the LLC.

11.  Ownership and equity in the LLC shall be shared as follows: BEE - 50%; 7HBF
     - 50%

12. An LLC Operating Agreement will be furnished for review and approval following execution of the Letter Agreement.

                                                                      Exhibit B

                                                      BEE/7HBF Tongzhou Venture
                                          Summary of Cash Flow Through the First Six Months
====================================================================================================================================
           Description                     PRE-OPERATING                                                     Year 1          Total
                                     ------------------------------------------------------------------- -------------
                                       Mth 1          Mth 2         Mth 3         Mth 4         Mth 5         Mth 6
====================================================================================================================================
Cash Inflows
      7HBF Loan                      $  12,500      $ 100,000      $ 90,000     $ 297,500     $ 100,000      $ 250,000    $ 850,000
      Capital Contribution           $ 100,000      $       -      $      -     $       -     $       -      $       -    $ 100,000
      Fixed Asset Loan               $       -      $       -      $      -     $       -     $       -      $       -    $       -
      Sales Revenue                  $       -      $       -      $      -     $       -     $       -      $       -    $       -
                                     -----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
      Total Inflow                   $ 112,500      $ 100,000      $ 90,000     $ 297,500     $ 100,000      $ 250,000    $ 950,000
----------------------------------------------------------------------------------------------------------------------
Cash Outflows
      Capital Expenditures           $       -      $ 80,325       $ 49,815     $ 246,165     $  59,325      $       -    $ 435,630
      Manufacturer's  Credit         $       -      $      -       $      -     $       -     $       -      $       -    $       -
      Pre-Operating Costs            $  53,179      $ 47,942       $ 47,075     $  50,568     $  49,810      $       -    $ 248,574
      Capital Investment Loan Fee    $       -      $      -       $      -     $       -     $       -      $       -    $       -
      Cost of Goods Sold             $       -      $      -       $      -     $       -     $       -      $       -    $       -
      G&A and Other Expenses         $       -      $      -       $      -     $       -     $       -      $  53,141    $  53,141
      Value Added Tax                $       -      $      -       $      -     $       -     $       -      $       -    $       -
      Repayment of Manufac. Credit   $       -      $      -       $      -     $       -     $       -      $       -    $       -
      Repayment of Capital Loan      $       -      $      -       $      -     $       -     $       -      $       -    $       -
      Repayment of Fixed Assets Loan $       -      $      -       $      -     $       -     $       -      $       -    $       -
                                                                                                                          $       -
      Change in Accounts Payable     $       -      $      -       $      -     $       -     $       -      $ (34,036)   $ (34,036)
      Change in Interest Payable     $     (40)     $   (359)      $   (648)    $  (1,599)    $  (1,923)     $  (7,282)   $ (11,851)
      Change in Accrued Payroll      $       -      $      -       $      -     $       -     $       -      $       -    $       -
      Change in Accounts Receivable  $       -      $      -       $      -     $       -     $       -      $       -    $       -
      Change in Inventory            $       -      $      -       $      -     $       -     $       -      $ 185,024    $ 185,024
      Depreciation & Amortization    $       -      $      -       $      -     $       -     $       -      $  (7,139)   $  (7,139)
                                     -----------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
      Total Outflow                  $  53,139      $127,907       $ 96,243     $ 295,134     $ 107,212      $ 189,707    $ 869,342
------------------------------------------------------------------------------------------------------------------------------------

Net Cash Flow                        $  59,361      $(27,907)      $ (6,243)    $   2,366     $  (7,212)     $  60,293    $  80,658

Beginning Cash Balance               $ 112,500      $ 59,361       $ 31,453     $  25,211     $  27,577      $  20,365

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Ending Cash Balance                  $  59,361      $ 31,453       $ 25,211     $  27,577     $  20,365      $  80,658
------------------------------------------------------------------------------------------------------------------------------------

Note: The numbers presented herewith are estimates.  Actual results may vary.  Totals may not sum exactly as a result of rounding.
Source: Beard Environmental Engineering, 2005